SUBSCRIPTION AGREEMENT

To:	Goldman Sachs Real Estate Finance Trust Inc 200 West Street New York, NY 10282

Re:	Subscription Agreement for the Purchase of Non-Voting Common Shares (this “Subscription Agreement”)

GS Fund Holdings, L.L.C., a Delaware limited liability company (“GSFH”), or any entity that is controlled by, controls or is under common control with GSFH (collectively, “Goldman Sachs”), as of the 4th day of October, 2024, agrees to purchase a number of Non-Voting Common Shares (the “Securities”) of Goldman Sachs Real Estate Finance Trust Inc, a Maryland corporation (the “Company”), in an aggregate amount equal to $100,000,000 (the “Commitment”) pursuant to the terms and conditions of this Subscription Agreement.

Goldman Sachs acknowledges that the Company will not register the issuance of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from registration contained in the Securities Act and the State Acts, and that the Company relies upon these exemptions, in part, because of Goldman Sachs’ representations, warranties and agreements contained in this Subscription Agreement.

The parties hereto represent, warrant and agree as follows:

1.    Subject to the provisions below, Goldman Sachs hereby agrees to purchase from the Company a number of Non-Voting Common Shares in an aggregate amount equal to $100,000,000, as follows: (i) $25,000,000 on the date of the initial closing (the “Initial Closing”) of the Company’s continuous private offering pursuant to the Company’s Private Placement Memorandum (as amended and/or supplemented from time to time, the “Private Placement Memorandum”); (ii) $25,000,000 upon the first date that the Company’s net asset value (“NAV”) reaches $500,000,000; (iii) $25,000,000 upon the first date that the Company’s NAV reaches $750,000,000; and (iv) $25,000,000 upon the first date that the Company’s NAV reaches $1,000,000,000.

a.            The Company shall provide at least five (5) business days, or such shorter period upon the consent of Goldman Sachs, prior notice (each, a “Contribution Notice”) when the Company requires a capital contribution from Goldman Sachs pursuant to this Subscription Agreement (a “Capital Contribution”). The Contribution Notice shall include the amount of the Capital Contribution (the “Capital Contribution Amount”) and the date by which such amount shall be paid to the Company (the “Contribution Date”).

b.            Goldman Sachs shall make all Capital Contributions pursuant to the terms of this Subscription Agreement in U.S. dollars by wire transfer of immediately available funds on the applicable Contribution Date.

c.            In exchange for each Capital Contribution pursuant to the terms of this Subscription Agreement, the Company shall issue to Goldman Sachs a number of Non-Voting Common Shares equal to the applicable Capital Contribution Amount divided by a share price equal to either (i) if the Company has not yet calculated an NAV per Non-Voting Common Share, a per share price equal to $25.00 or (ii) after the date on which the Company calculates an NAV per Non-Voting Common Share, a per share price equal to the most recently determined NAV per Non-Voting Common Share immediately prior to the Contribution Date, as determined pursuant to the valuation procedures described in the Private Placement Memorandum.

2.    Goldman Sachs hereby represents and warrants to the Company as follows:

a.            Goldman Sachs has carefully read this Subscription Agreement, will complete the REIT Questionnaire attached as Appendix A hereto, and, to the extent it believes necessary, has discussed with its counsel the representations, warranties and agreements that it makes by signing this Subscription Agreement and acknowledges and agrees to all of the limitations set forth herein relating to the repurchase by the Company of the Securities.

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b.            Goldman Sachs is a legal entity duly organized, validly existing and in good standing under the laws of the state, commonwealth or other jurisdiction wherein it was organized or established. Goldman Sachs has all requisite power and authority to purchase the Securities, execute and deliver this Subscription Agreement and to perform all of the obligations required to be performed by Goldman Sachs hereunder, and such purchase and performance will not violate or contravene any law, rule or regulation binding on or applicable to Goldman Sachs or any investment guideline or restriction applicable to Goldman Sachs. The person executing this Subscription Agreement on behalf of Goldman Sachs is duly authorized to do so in the capacity in which such person is executing this Subscription Agreement. This Subscription Agreement and any other documents executed and delivered by Goldman Sachs in connection herewith have been duly authorized, executed, and delivered by Goldman Sachs, and are the legal, valid, and binding obligations of Goldman Sachs, enforceable against Goldman Sachs in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

c.            Goldman Sachs is purchasing the Securities for its own account, with the intention of holding the Securities for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities. Goldman Sachs will not make any sale, transfer or other disposition of the Securities without registration under the Securities Act and the State Acts unless an exemption from registration is available under the Securities Act and the State Acts. Goldman Sachs acknowledges that Goldman Sachs and its affiliates have no right to require the Company to seek such registration of the Securities. Goldman Sachs acknowledges that the Company has no obligation to comply with the conditions of Rule 144 promulgated under the Securities Act or to take any other action necessary in order to make available any exemption for the resale of the Securities without registration. Goldman Sachs further acknowledges that the Securities will be subject to significant restrictions on transferability and ownership as set forth from time to time in the Company’s charter.

d.            Goldman Sachs is familiar with the business in which the Company will be engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is agreeing to undertake in this Subscription Agreement. Goldman Sachs is fully aware of the problems and risks involved in making investments of this type and is capable of evaluating the merits and risks of such investments.

e.            Goldman Sachs is not relying on any communication (written or oral) of the Company or any of its affiliates as investment or tax advice or as a recommendation to purchase the Securities. Goldman Sachs acknowledges that no U.S. federal or state or non-U.S. agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of an investment in the Securities.

f.            Goldman Sachs has such knowledge, skill and experience in business, financial and investment matters that Goldman Sachs is capable of evaluating the merits and risks of an investment in the Securities and making an informed investment decision with respect thereto. Goldman Sachs has made an independent legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities. Goldman Sachs is able to bear the substantial economic risks related to an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment, and can afford a complete loss of such investment.

g.            Goldman Sachs is an “accredited investor” as defined in Regulation D under the Securities Act. Goldman Sachs agrees to furnish additional information reasonably requested by the Company to assure compliance with applicable securities laws, rules and regulations in connection with the purchase and sale of the Securities.

h.            Goldman Sachs acknowledges that neither the Company nor any other person offered to sell the Securities by means of, and Goldman Sachs is not investing in the Securities as a result of, any form of general solicitation or advertising, including but not limited to: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

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i            Goldman Sachs acknowledges that the Company will not issue physical certificates for the Securities. Instead, the Securities will be recorded on the books and records of the Company or its transfer agent.

j.            Goldman Sachs acknowledges that the representations made by Goldman Sachs herein shall be continuing and must be valid as of each Contribution Date. If there is any material change to the facts or circumstances underlying the representations made by Goldman Sachs herein such that the representations would become false, inaccurate or misleading, Goldman Sachs agrees to notify the Company promptly of such material change.

3.    The Company hereby represents and warrants to Goldman Sachs as follows:

a.            The Company is a legal entity duly organized, validly existing and in good standing under the laws of the state of Maryland. The Company has all requisite power and authority to execute and deliver this Subscription Agreement and to perform all of the obligations required to be performed by it hereunder, and such performance will not violate or contravene any law, rule or regulation binding on or applicable to the Company. The person executing this Subscription Agreement on behalf of the Company is duly authorized to do so in the capacity in which such person is executing this Subscription Agreement. This Subscription Agreement and any other documents executed and delivered by the Company in connection herewith have been duly authorized, executed, and delivered by the Company and are the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

b.            Neither the offer and sale of the Securities nor the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Subscription Agreement will result in a violation or default of, or the imposition of any lien upon any assets of the Company or any of its subsidiaries pursuant to (a) any provision of applicable law, (b) its organizational documents, (c) the organizational documents, each as amended, of any subsidiary of the Company, (d) any agreement or other instrument binding upon the Company or any subsidiary of the Company or (e) any order of any governmental entity, agency or court having jurisdiction over the Company or any subsidiary of the Company or any of its assets, except in the case of clauses (a), (c), (d) and (e) for any such violation, default or lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Subscription Agreement.

c.            No consent, approval, authorization, order, registration, qualification or filing of or with any governmental entity by the Company is required in connection with the transactions contemplated herein, except such as may be required under the Securities Act or State Acts. No consent, approval, or authorization of any other person is required to be obtained by the Company in connection with the transactions contemplated herein, except for any such consent, approval or authorization that would not reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Subscription Agreement.

d.            The Securities to be issued pursuant to the terms of this Subscription Agreement will, when issued, paid for and delivered, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and such Securities will be free and clear of all taxes, liens (other than transfer restrictions imposed hereunder, under the Company’s charter or by applicable law), preemptive rights, subscription and similar rights.

e.            As of the date hereof, there is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, which would have a material adverse effect on or would materially and adversely affect the properties or assets of the Company or which might materially and adversely affect the Company’s ability to perform its obligations under this Subscription Agreement.

f.            The Company acknowledges that the representations made by it herein shall be continuing and must be valid as of each Contribution Date.

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4.    The Securities purchased by Goldman Sachs in respect of the Commitment as described herein shall be subject to the following repurchase terms:

a.            Subject to the terms and conditions set forth in this Section 4, Goldman Sachs agrees to hold all of the Securities it receives in respect of the Commitment until the earlier of (i) the first date that the Company’s NAV reaches $1.5 billion and (ii) three years after the Initial Closing (such date, the “Liquidity Date”).

b.            Following the Liquidity Date, each quarter Goldman Sachs may request to have a number of Securities repurchased by the Company equal to the amount available under the 5% quarterly cap of the Company’s share repurchase plan (as amended from time to time, the “Share Repurchase Plan”) after the Company first satisfies repurchase requests from all other common stockholders who have properly submitted a repurchase request for such quarter in accordance with the Share Repurchase Plan (each, a “GS Optional Repurchase”).

c.            At any time after an initial one-year period following the Initial Closing when the Company’s shares of capital stock owned by Goldman Sachs, together with any such capital stock owned by its affiliates, were to represent 25% or more of the Company’s total equity (such percentage referred to herein as the “Goldman Sachs Interest”), the Company will automatically and without further action by Goldman Sachs or its affiliates, repurchase an amount of the Company’s capital stock from Goldman Sachs and/or its affiliates as may be necessary to cause the Goldman Sachs Interest to remain equal to or less than 24.99% (each such repurchase or redemption, a “GS Regulatory Repurchase” and, collectively with a GS Optional Repurchase, a “GS Repurchase”).

d.            The price per Non-Voting Common Share for each GS Repurchase shall be equal to the most recently determined NAV per Non-Voting Common Share as of the repurchase date. Unless otherwise specified by the Company, the NAV per Non-Voting Common Share shall be equal to the NAV per Class I Common Share (as defined in the Company’s charter).

e.            The Securities issued in respect of the Commitment are not eligible for repurchase pursuant to the Share Repurchase Plan and are not therefore subject to the early repurchase deduction as described therein.

f.            For so long as Goldman Sachs or its affiliate acts as the Company’s external adviser, the Company shall not effect any GS Optional Repurchase with respect to any quarter in which either (i) the full amount of all common shares of the Company requested to be repurchased under the Share Repurchase Plan by stockholders other than Goldman Sachs and its affiliates are not repurchased or (ii) the Share Repurchase Plan has been suspended or terminated.

g.            The Company may in its sole discretion determine to suspend repurchases under this Subscription Agreement if it is prohibited from repurchasing the Securities by a legal, contractual or regulatory restriction applicable to it or its affiliates.

5.    Goldman Sachs elects not to participate in the Company’s distribution reinvestment plan.

6.    The principal office of Goldman Sachs is at the address shown under its signature on the signature page of this Subscription Agreement.

7.    This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions therein.

8.    This Subscription Agreement contains the entire agreement between the parties with respect to the subject matter thereof. The provisions of this Subscription Agreement may not be modified or waived except in a writing signed by both parties.

9.    This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. The parties hereto may not assign any of their respective rights or interests in and under

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this Subscription Agreement without the prior written consent of the other party, and any attempted assignment without such consent shall be void and without effect.

10.    If any part of this Subscription Agreement is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Subscription Agreement shall remain in effect and unaffected by such unenforceability, illegality or invalidity.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first above written.

GOLDMAN SACHS:

GS FUND HOLDINGS, L.L.C.,
a Delaware limited liability corporation
By: The Goldman Sachs Group, Inc., as Manager

By:     /s/ Clayton Wilmer
Name: Clayton Wilmer
Title: Attorney-in-Fact

Address:    200 West Street
    New York, NY 10282

Acknowledged by:

THE COMPANY:

GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC
a Maryland corporation

By:    /s/ Mallika Sinha
Name: Mallika Sinha
Title: Chief Financial Officer and Treasurer

[Signature Page to Goldman Sachs Subscription Agreement]

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